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                                                                    EXHIBIT 16.2

Office the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


May 21, 2002


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 20, 2002 of Warren Bancorp, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/  Arthur Andersen LLP

ARTHUR ANDERSEN LLP


cc:  Mr. Paul M. Peduto, Treasurer
     Warren Bancorp, Inc.



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